1. Amended and Restated Agreement and Declaration of Trust dated March
21, 2014   Incorporated by reference to Post Effective Amendment No.
38 to the Registrants Registration Statement filed on September 26,
2014.
3.  Management Contract with Putnam Investment Management, LLC dated
February 27, 2014   Incorporated by reference to Post Effective
Amendment No. 38 to the Registrants Registration Statement filed on September 26, 2014.
4. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A
dated March 7, 2014    Incorporated by reference to Post Effective
Amendment No. 38 to the Registrants Registration Statement filed on September 26, 2014.